REVOLVING CREDIT NOTE


$2,250,000.00
                                                         As of December 19, 2001


         FOR VALUE RECEIVED, the undersigned, DRYCLEAN USA, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association (the "Lender"), and its successors and assigns, the principal sum of Two Million Two Hundred Fifty Thousand Dollars and no/100 ($2,250,000.00) or, if less, the aggregate unpaid balance of all Revolving Credit Loans (as hereinafter defined) at any time outstanding made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Loan Agreement (as hereinafter defined), the provisions of which are incorporated herein by reference.

         All principal shall be paid on the earlier of DEMAND or October 30, 2002 (unless renewed, extended or modified in writing by Lender, in its sole discretion), or earlier as provided in the Loan Agreement. Both principal and interest hereunder shall be paid in lawful money of the United States to the Lender at its office as Lender shall designate from time to time. The Borrower also unconditionally promises to pay interest on the unpaid principal amount of this Note for each day from the date hereof until repaid in full as provided in the Loan Agreement. Interest shall be paid at the rate or rates per annum set forth in the Loan Agreement.

         Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Credit Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Revolving Credit Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan but were not payable as a result of the operation of these provisions shall be cumulated and the interest and Charges payable to the Lender in respect of other Revolving Credit Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Adjusted LIBOR Market Index Rate(Revolving) to the date of repayment, shall have been received by the Lender.

         For the purposes of this Note:

         "Loan Agreement" shall mean the Loan and Security Agreement, dated of even date herewith, by and between the Borrower and the Lender, as the same may be hereafter amended, supplemented or restated from time to time.

         "Revolving Credit Loans" shall mean the Revolving Credit Loans made by the Lender pursuant to the Loan Agreement.

         All other capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Loan Agreement.

         The Borrower, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices and consents that the Lender may release or surrender, exchange or substitute any collateral security now held or which may hereafter be held as security for the payment of this Note.

         This Note is the Revolving Credit Note and evidences the Revolving Credit Loans made by the Lender pursuant to the provisions of the Loan Agreement, and is secured in accordance with the terms of, and is entitled to the benefits of, the Loan Agreement, including those terms related to the acceleration of the maturity of this Note upon the occurrence of an Event of Default. Payment of this Note is secured by the Collateral as described in the Loan Agreement.

         In the event that this Note shall at any time after maturity be placed with an attorney for collection, the Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by the Lender in collecting the indebtedness due hereunder.

         Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and any other Loan Document ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Disputes. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Notwithstanding the preceding binding arbitration provisions, Lender and Borrower agree to preserve, without diminution, certain remedies that any party herein may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Lender and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under

Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a part in a Dispute. Lender and Borrower agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SUBJECT TO THE TERMS OF THE IMMEDIATELY PRECEDING PARAGRAPH, THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. SUBJECT TO THE TERMS OF THE IMMEDIATELY PRECEDING PARAGRAPH, AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY, STATE OF FLORIDA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN SECTION 9.4 OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID. SUBJECT TO THE TERMS OF THE IMMEDIATELY PRECEDING PARAGRAPH, EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. SUBJECT TO THE TERMS OF THE IMMEDIATELY PRECEDING PARAGRAPH, THE BORROWER WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE LENDER UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. SUBJECT TO THE TERMS OF THE IMMEDIATELY PRECEDING PARAGRAPH, NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE BORROWER OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its corporate name by its duly authorized corporate officer as to the date first above written.


                                        DRYCLEAN USA, INC.,



                                        By: /s/ Michael Steiner, Pres.
                                            --------------------------
                                            Michael Steiner, President